EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

        We consent to the reference to our firm under the caption "Independent Auditors" in the Proxy Statement of Phosphate Resource Partners Limited Partnership that is made part of Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of IMC Global Inc. for the registration of shares of its common stock, and to the incorporation by reference therein of (1) our report, dated January 30, 2004, except for Notes 17 and 19, as to which the date is March 1, 2004, with respect to the consolidated financial statements of IMC Global Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, (2) our report, dated January 30, 2004, except for Notes 6 and 7, as to which the date is March 1, 2004, with respect to the financial statements of Phosphate Resource Partners Limited Partnership included in its Annual Report (Form 10-K) for the year ended December 31, 2003, and (3) our report, dated January 30, 2004, except for Note 13, as to which the date is March 1, 2004, with respect to the consolidated financial statements of IMC Phosphates Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003, all filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP Chicago, Illinois August 5, 2004